UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 30, 2020

PARTY CITY HOLDCO INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37344	46-0539758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

80 Grasslands Road Elmsford, New York		10523
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (914) 345-2020

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01/share	PRTY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Items.

On September 30, 2020, Party City Holdings Inc. (“PCHI”), a wholly owned subsidiary of Party City Holdco Inc. (the “Company”), prepaid approximately $17.5 million of the term loans outstanding under the Term Loan Credit Agreement, dated as of August 19, 2015, as amended, restated, amended and restated, supplemented or otherwise modified from time to time (the “Term Loan Credit Agreement”), by and among PCHI, Party City Corporation, PC Intermediate Holdings, Inc., the subsidiaries from time to time party thereto, the lenders party thereto from time to time, and Deutsche Bank AG New York Branch, as administrative agent and collateral agent for the lenders party thereto. PCHI was required to make such prepayment in accordance with the terms of the Term Loan Credit Agreement in connection with the Company’s sale of its Canadian-based Party City stores in October 2019. The sale of Canadian-based Party City stores generated net cash proceeds of approximately $129.5 million (total cash proceeds generated were approximately $131.6 million). Consistent with the terms of Term Loan Credit Agreement, PCHI reinvested such proceeds in assets used or useful in the business of PCHI and its subsidiaries and entered into binding commitments to reinvest a certain portion of such proceeds by March 30, 2021, such that the total amount of the sale proceeds so reinvested or committed to be reinvested is approximately $97.0 million (of which approximately $84.8 million was invested or is committed to be reinvested towards capital expenditures and $12.2 million was invested or is committed to be reinvested towards permitted acquisitions). Under the Term Loan Credit Agreement, PCHI was permitted to deduct $15 million on account of a single asset sale transaction prior to prepaying any term loans from net cash proceeds of an asset sale. As of September 30, 2020, approximately $697.3 million remains outstanding under the Term Loan Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARTY CITY HOLDCO INC.

Date: September 30, 2020	By:	/s/ Todd Vogensen
Todd Vogensen
Chief Financial Officer